HIMALAYA TECHNOLOGIES ADDS SEASONED EXECUTIVE TO MANAGEMENT TEAM AND BOARD; COMPANY TARGETING VAST SMART BUILDING MARKET WITH AI AND IOT TECHNOLOGIES

Pittsburgh, PA, July 22, 2024 – Himalaya Technologies, Inc. (OTC: HMLA) is pleased to announce it has appointed John Conklin, a seasoned business development and operations executive and inventor, as its Chief Operating Officer (“COO”) and Board Director to assist on new business development and venture opportunities.

With over 40 years of business development, operations, industrial process, renewable and alternative energy, and building envelope experience, Mr. Conklin has consulted on and overseen technical processes, business management and administration and advised on mergers and acquisitions for numerous private and public companies ranging from start-ups to Fortune 500 companies. His strategic business planning and development work includes evaluation and analysis of energy technologies and markets and the review, analysis of, and funding of energy technologies for specific applications.

“After a long search, the Company has found the ideal executive officer that has the right combination of business, operations, technical, and innovative experience with proven expertise in raising capital and streamlining processes to maximize business efficiency and profitability. The Smart Building vertical represents addressable markets totaling multiple billions of dollars of revenues annually. With John’s guidance, we intend to vigorously enter these markets through organic growth and acquisitions to take Himalaya Technologies into a new chapter,” stated Vik Grover, CEO.

“As a first step, I’m looking forward to building new business around the Internet of Things (“IoT”) that embeds sensors, software platforms and dashboards, and cybersecurity in the cloud and servers that are accessed over the Internet that effectively manages Loss Control as a Service (“LCaaS”) opportunities for private, public, commercial, and government buildings and sports and entertainment venues,” said John Conklin.

Over his career, Mr. Conklin has focused his energies on strategic management, operations, and the development of technology from concept to proof of concepts. He has put heavy emphases on operations strategies that lead to innovation and development, and has advised on company operations strategy, financing, creation of company culture, human resources, product and technology development, compliance, safety, and investor and public relations, and corporate governance. Mr. Conklin has actively managed both the technical and business requirements of various energy and industrial companies.

In addition to technical oversight, he has engaged in financial management and accounting; strategic planning; product prototyping, development, and distribution; productivity and profitability analyses; inventory and cost controls; and team recruitment and management. Mr. Conklin also possesses extensive industrial process, environmental systems design, testing, and analytical experience, which has resulted in process and operational cost savings for numerous clients. He has managed manufacturing, industrial processes, environmental systems design, testing, and analytics. John previously has served on the Board of Directors for four companies and formed the not-for-profit, 501(c)(3), Justice Systems Institute.

Mr. Conklin has a B.S. from the Rochester Institute of Technology (RIT) Summa Cum Laude Honors of Distinction and M.Sc. with Honors from RIT. He has invented or co-invented more than eighteen patent filings (2010 – 2020) and developed more than 20 Trademark filings.

About Himalaya Technologies, Inc.:

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/) is a publicly traded entity

(OTC: HMLA) focusing on minority and majority investments in businesses seeking access to growth capital to fulfill their own business plans and create value for their stakeholders including debt and equity investors. The Company had investments in social media, healthy energy drink products, and other portfolio positions.”

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Investor Contact

Investor Relations

(630) 708-0750

IR@himalayatechnologies.com

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